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                                                                    EXHIBIT 23.7





                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the registration statement (Form S-8) pertaining to the Harbinger Corporation 1996 Stock Option Plan of our report dated April 28, 1995, with respect to the statement of operations of EDI (formerly a business unit of Texas Instruments, Incorporated) for the year ended December 31, 1994 included in Harbinger Corporation's Registration Statement (Form S-1, No. 33-93804) filed with the Securities and Exchange Commission.




                                        Ernst & Young LLP





Atlanta, Georgia
June 26, 1997



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